EXHIBIT 99.3

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            AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


                        dated as of October 6, 2000


                                   among


                 WARNACO OPERATIONS CORPORATION, as Seller



                     GREGORY STREET, INC., as Servicer



                      VARIOUS FINANCIAL INSTITUTIONS,
                               as Purchasers


                                    and


                          THE BANK OF NOVA SCOTIA,
                                  as Agent


                                    and


                              CITIBANK, N.A.,
                              as the Co-Agent



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                             TABLE OF CONTENTS


                                 ARTICLE I.
                     AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1.Purchase Facility................................................2
Section 1.2.Purchase Procedure.  ............................................2
Section 1.3.Continuation and Conversion Elections............................3
Section 1.4.Purchased Interest Computation...................................4
Section 1.5.Rates............................................................4
Section 1.6.Post Termination Event Rates.....................................4
Section 1.7.Settlement Procedures............................................5
Section 1.8.Fees.............................................................9
Section 1.9.Payments and Computations, Etc...................................9
Section 1.10.Sharing of Payments.............................................9
Section 1.11.Eurodollar Rate Lending Unlawful...............................10
Section 1.12.Increased Costs................................................10
Section 1.13.Requirements of Law............................................11
Section 1.14.Broken Funding.................................................12

                                ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES; COVENANTS;
                             TERMINATION EVENTS

Section 2.1.Representations and Warranties; Covenants.......................12
Section 2.2.Termination Events..............................................12

                                ARTICLE III.
                              INDEMNIFICATION

Section 3.1.Indemnities by the Seller.......................................13
Section 3.2.Indemnities by the Servicer.....................................14

                                ARTICLE IV.
                       ADMINISTRATION AND COLLECTIONS

Section 4.1.Appointment of the Servicer.....................................15
Section 4.2.Duties of the Servicer..........................................16
Section 4.3.Establishment and Use of Certain Accounts.......................17
Section 4.4.Enforcement Rights..............................................17
Section 4.5.Responsibilities of the Seller..................................18
Section 4.6.Servicing Fee...................................................18


                                 ARTICLE V.
                                 THE AGENTS

Section 5.1.Appointment and Authorization...................................18
Section 5.2.Delegation of Duties............................................19
Section 5.3.Exculpatory Provisions..........................................19
Section 5.4.Reliance by Agents..............................................19
Section 5.5.Notice of Termination Events....................................20
Section 5.6.Non-Reliance on Agent and Other Purchasers......................20
Section 5.7.Agents and Affiliates...........................................20
Section 5.8.Indemnification.................................................20
Section 5.9.Successor Agent.................................................21
Section 5.10.Certain Pool Assets and Other Matters..........................21

                                ARTICLE VI.
                               MISCELLANEOUS

Section 6.1.Amendments, Etc.................................................21
Section 6.2.Notices, Etc....................................................22
Section 6.3.Assignability...................................................22
Section 6.4.Participations..................................................24
Section 6.5.Certain Other Provisions........................................24
Section 6.6.Costs, Expenses and Taxes.......................................25
Section 6.7.No Proceedings; Limitation on Payments..........................25
Section 6.8.GOVERNING LAW AND JURISDICTION..................................26
Section 6.9.Execution in Counterparts.......................................26
Section 6.10.Survival of Termination........................................26
Section 6.11.WAIVER OF JURY TRIAL...........................................26
Section 6.12.Entire Agreement...............................................27
Section 6.13.Headings.......................................................27
Section 6.14.Conduit Purchaser's Liabilities................................27


EXHIBIT I         Definitions
EXHIBIT II        Conditions Precedent
EXHIBIT III       Representations and Warranties
EXHIBIT IV        Covenants
EXHIBIT V         Termination Events

SCHEDULE I        Credit and Collection Policy
SCHEDULE II       Trade Names
SCHEDULE III      Fiscal Months


ANNEX A           Form of Monthly Report
ANNEX B           Form of Purchase Request
ANNEX C           Form of Continuation/Conversion Notice
ANNEX D           Form of Weekly Report
ANNEX E           Form of Purchaser Assignment Agreement







      This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of October 6, 2000, among WARNACO OPERATIONS CORPORATION, a Delaware corporation, as seller (the "Seller"), GREGORY STREET, INC., a Delaware corporation ("Gregory"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), the various financial institutions as are or may become parties hereto as Purchasers (collectively, the "Purchasers"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its New York branch ("BNS"), as agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, together with its successors and assigns in such capacity, the "Agent"), and CITIBANK, N. A., a national banking association ("Citibank"), as co-agent (in such capacity, together with its successors and assigns in such capacity, the "Co-Agent").

      PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified and in effect from time to time.

      This Agreement amends and restates in its entirety the Receivables Purchase Agreement dated as of September 30, 1998 (the "Original Agreement"), among the Seller, the Servicer, Liberty Street Funding Corp., a Delaware corporation ("Liberty Street"), Corporate Asset Funding Company, Inc., a Delaware corporation ("CAFCO"), the Agent and Co-Agent. Upon the effectiveness of this Agreement, the terms and provisions of the Original Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, the Seller and the Servicer shall continue to be liable to Liberty Street, CAFCO, the Agent, Co-Agent or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) with respect to all unpaid fees and expenses accrued to the date hereof under the Original Agreement and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise effect any other instrument, document or agreement executed and or delivered in connection with the Original Agreement.

      The Seller desires to sell, transfer and assign to the Purchasers undivided variable percentage ownership interests in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage ownership interests on the terms and subject to the conditions set forth herein.

      In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:








                                 ARTICLE I.
                     AMOUNTS AND TERMS OF THE PURCHASES


      Section 1.1.Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Purchasers shall purchase, ratably in accordance with their respective Percentages, and make reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Under no circumstances shall any Purchaser be obligated to make any such purchase or reinvestment if, after giving effect thereto,
(i) the Aggregate Capital would exceed the Purchase Limit or (ii) the aggregate outstanding Capital of any Purchaser hereunder would exceed such Purchaser's "Percentage" of the Aggregate Capital.

      (b) The Seller may, upon at least 30 days' written notice to the Agent and Co-Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $10,000,000, or an integral multiple of $5,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $100,000,000.

      Section 1.2.Purchase Procedure. (a) The Seller may from time to time request that a purchase of undivided percentage ownership interests with regard to the Purchased Interest be made by the Purchasers on any Business Day, by delivery to the Agent a Purchase Request on or before 10:00 a.m.
(i) on the Business Day immediately preceding the date of such requested purchase (in the case of a purchase to be funded as a Base Rate Tranche) or
(ii) three Business Days prior to the date of such requested purchase (in the case of a purchase to be funded as a Eurodollar Rate Tranche). Upon receipt of such Purchase Request, the Agent shall notify each Purchaser thereof within two hours of its receipt of such Purchase Request. All such Purchases shall be made in a minimum aggregate amount of $5,000,000 and an aggregate integral multiple of $1,000,000 or, if less, in the unused amount of the applicable Purchase Limit.

      (b) On the date of each purchase (but not reinvestment) each Purchaser, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at Citibank, N.A., account number 4077-4094, ABA 021-00-0089, an amount equal to its Percentage of the amount of the purchase requested by Seller in such Purchaser Request relating to its Purchased Interest then being purchased.

      (c) The Aggregate Capital with respect to the Purchased Interest shall be allocated to one or more tranches (each, a "Tranche") each having such Interest Period and accruing Discount at the Rate Types specified in a Purchase Request or Continuation/Conversion Notice delivered pursuant to
Section 1.3 and determined in accordance with Section 1.5. At any time, each Tranche shall have only one Interest Period and one Rate Type. At no time shall the number of Interest Periods for all Tranches exceed eight.

      (d) Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.7, the Seller hereby sells and assigns to the Agent, for the benefit of each Purchaser, undivided percentage ownership interests in: (i) each Pool Receivable then existing,
(ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

      (e) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Agent, for the benefit of the Purchasers, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Collection Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing the Collection Account and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Gregory Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). Upon the sale of a Defaulted Receivable by the Servicer permitted by Section 1(e) of Exhibit IV, the security interest of the Agent in such Defaulted Receivable shall automatically be released and the Agent shall take such actions as may be reasonably requested by the purchaser of such Defaulted Receivable to evidence such release. The Agent, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Agent and the Purchasers hereunder, all the rights and remedies of a secured party under any applicable UCC.

      Section 1.3.Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice in the form of Annex C to the Agent in accordance with Section 5.2 (which notice must be received by the Agent before 11:00 a.m., New York City time) on a Business Day, the Seller may from time to time irrevocably elect, on not less than one Business Day's notice in the case of conversions to Base Rate Tranches, or three Business Days' notice in the case of conversions to or continuations of Eurodollar Rate Tranches, and in either case not more than five Business Days, that all, or any portion in an aggregate minimum aggregate amount of $1,000,000 and an integral multiple of $200,000 be, in the case of Base Rate Tranches converted into Eurodollar Rate Tranches or be, in the case of Eurodollar Rate Tranches converted into Base Rate Tranches or continued as Eurodollar Rate Tranches (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Tranche at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Tranche shall, on such last day, automatically convert to a Base Rate Tranche); provided, however, that (i) each such conversion or continuation shall be prorated among the applicable outstanding Tranches of all Purchasers and
(ii) no Tranche may be continued as, or be converted into, Eurodollar Rate Tranches when any Termination Event or Unmatured Termination Event has occurred and is continuing (unless the Purchasers otherwise agree in writing).

      Section 1.4. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of its initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day before the Facility Termination Date shall thereafter remain constant. The Purchased Interest shall become zero on the Final Payout Date.

      Section 1.5. Rates. Subject to Section 1.2, 1.3 and 1.6, the Seller may elect, pursuant to an appropriately delivered Purchase Request or Continuation/Conversion Notice that each Tranche accrue interest at a rate per annum:

      (a) in the case of a Base Rate Tranche, during each Interest Period, equal to the sum of the Base Rate from time to time in effect during such Interest Period plus the Applicable Margin; and

      (b) in the case of a Eurodollar Rate Tranche, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Rate plus the Applicable Margin.

"Eurodollar Rate" means, for any Interest Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                    LIBOR
                        _________________________________

                   100% - Eurodollar Rate Reserve Percentage

where "Eurodollar Rate Reserve Percentage" means, for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Interest Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

      "LIBOR" means, for any Interest Period, the rate of interest per annum equal to the rate per annum at which dollar deposits in the approximate amount of the Tranche to be funded at the Eurodollar Rate during such Interest Period would be offered by major banks in the London interbank market to The Bank of Nova Scotia at its request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

      Section 1.6. Post Termination Event Rates. From and after the occurrence and during the continuance, of a Termination Event or a Default Event, the Seller shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on each Tranche at a rate equal to 2.00% per annum above the Base Rate in effect from time to time plus the Applicable Margin.

      Section 1.7. Settlement Procedures. (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interests.

      (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received in accordance with Section 1.7(e)) by the Seller or Servicer, transfer such Collections into the Collection Account. With respect to such Collections on such day, the Servicer shall:

            (i) set aside in the Collection Account for the benefit of the Purchasers, out of the percentage of such Collections represented by the Purchased Interest, first an amount equal to the Discount accrued through such day for each Tranche and not previously set aside, second, an amount equal to the Fees payable to the Purchasers and accrued through such day and not previously set aside, and third, an amount equal to such Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside; and

            (ii) subject to Section 1.7(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Purchasers, the remainder of the percentage of such Collections, represented by the Purchased Interest, to the extent representing a return on the Aggregate Capital; such Collections shall be automatically reinvested for the benefit of the Purchasers in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Purchased Interest shall be automatically recomputed pursuant to Section 1.4;

            (iii) if such day is a Termination Day, (A) set aside and retain in the Collection Account for the benefit of the Purchasers, the entire remainder of the percentage of the Collections represented by the Purchased Interest; provided that, so long as the Facility Termination Date has not occurred, if any amounts are so set aside and retained in the Collection Account on any Termination Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Required Purchasers, such previously set aside amounts shall, to the extent representing a return on the Aggregate Capital and not applied to the reduction of the Aggregate Capital pursuant to Section 1.7(g), be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions, and (B) set aside and retain in the Collection Account the entire remainder of the Collections in the Collection Account represented by the Seller's Share of the Collections, if any; provided, that so long as the Facility Termination Date has not occurred, if any amounts are so set aside and retained in the Collection Account on any Termination Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Required Purchasers, such previously set aside amounts shall, to the extent not applied to the reduction of the Aggregate Investment pursuant to Section 1.7(g), be distributed to the Seller on the day of such subsequent satisfaction or waiver of conditions; and

            (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller (subject to Section 1.7(f)) for its own account any Collections in excess of (x) such amounts,
      (y) the amounts that are required to be set aside and retained in the Collection Account pursuant to paragraph (i) above and (z) in the event Gregory (or any Affiliate of Group) is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Pool Receivables.

      (c) The Servicer shall deposit into an account designated by the Agent for the benefit of the Purchasers, on each Settlement Date for each Tranche and for each Settlement Date for the payment of fees, as the case may be:

            (i) Collections held on deposit in the Collection Account for the benefit of the Purchasers pursuant to Section 1.7(b)(i) in respect of accrued Discount for such Tranche and accrued and unpaid Fees;

            (ii) Collections held on deposit in the Collection Account for the benefit of the Purchasers pursuant to Section 1.7(f); and

            (iii) If such Settlement Date occurs on a date that is a Termination Day, the lesser of (x) the sum of (i) the amount of Collections then held on deposit in the Collection Account for the benefit of the Purchasers pursuant to Section 1.7(b)(iii)(A) plus
      (ii) the amount of Collections then on deposit in the Collection Account in respect of the Seller's Share of Collections pursuant to
      Section 1.7(b)(iii)(B) and (y) the Tranche Amount of such Tranche.

The Servicer shall deposit to its own account from Collections held on deposit in the Collection Account pursuant to Section 1.7(b)(i) in respect of the accrued Servicing Fee, an amount equal to such accrued Servicing Fee.

      (d) Upon receipt of funds deposited into the Agent's account pursuant to Section 1.7(c), the Agent shall distribute to the Purchasers ratably in accordance with each Purchaser's Pro Rata Share as follows:

            (i) if such distribution occurs on a day that is not a Termination Day, first to the Purchasers in payment in full of all accrued and unpaid Discount for such Tranche and accrued and unpaid Fees payable to the Purchasers, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.7(b)(i) and has not retained such amounts pursuant to Section 1.7(c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of each Purchasers' Share of accrued Servicing Fees so set aside, and

            (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Purchasers in payment in full of all accrued Discount and such accrued and unpaid Fees, second to the Purchasers in payment of the Capital of the Purchasers (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, if Gregory or an Affiliate of Group is not the Servicer, to the Servicer in payment in full of all accrued Servicing Fees, fourth, if the Aggregate Capital and accrued Discount with respect to each Tranche has been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than Gregory or an Affiliate of Group) have been paid in full, to such Purchaser, the Agent, the Co-Agent and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and, fifth, unless such amount has been retained by the Servicer pursuant to Section 1.7(c), to the Servicer (if the Servicer is Gregory or an Affiliate of Group) in payment in full of such Purchasers' Share of all accrued Servicing Fees.

After the Aggregate Capital, Discount with respect to all Tranches, Fees and Servicing Fees, and any other amounts payable by the Seller and the Servicer to the Purchasers, the Agent, the Co-Agent or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interests shall be paid to the Seller for its own account.

      (e)   For the purposes of this Section 1.7:

            (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by any Originator, the Servicer, the Seller or any Affiliate of the Seller, or any setoff or dispute between any Originator, the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

            (ii) if on any day any of the representations or warranties in
      Section 1(g) or (m) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

            (iii) except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

            (iv) if and to the extent the Agent, the Co-Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Agent, the Co-Agent or such Purchaser, as the case may be, but rather to have been retained by the Seller and, accordingly, the Agent, the Co-Agent or such Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

      (f) If at any time the Seller shall wish to cause the reduction of the Aggregate Capital of the Purchased Interest, the Seller may do so as follows:

            (i) the Seller shall give the Agent, the Co-Agent and the Servicer at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence);

            (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

            (iii) the Servicer shall hold such Collections in the Collection Account for the benefit of the Purchasers, for payment to the Agent on behalf of each Purchaser in accordance with such Purchaser's Pro Rata Share on the first Settlement Date to occur with respect to any Tranche, and the Capital of each Purchaser shall be deemed reduced in the amount to be paid to the applicable Purchaser only when in fact finally so paid; provided, however, that if the amount of such proposed reduction exceeds the Tranche Amount for such Tranche, the amount of such excess shall be applied on the next Settlement Date to occur for the other outstanding Tranches until such excess amount has been applied to reduce the Tranche Amounts;

provided, that:

            (A) the amount of any such reduction shall be not less than $2,000,000 and shall be an integral multiple of $1,000,000, and no Tranche Amount for any Tranche after giving effect to such reduction shall be less than $2,000,000 (unless such Tranche Amount shall have been reduced to zero);

            (B) the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Interest Period; and

            (C) The Capital of each Purchaser shall be reduced pro rata such that after giving effect to such reduction, the outstanding Capital of such Purchaser hereunder is equal to such Purchaser's Percentage of the Aggregate Capital.

      (g) Notwithstanding any term or provision to the contrary contained in this Agreement, if on any Weekly Report Date occurring prior to the Facility Termination Date, the sum of the Aggregate Capital and Total Reserves shall exceed the Net Receivable Pool Balance, the Seller shall not later than 2:00 p.m. New York City time on the Business Day immediately succeeding such Weekly Report Date, deposit into an account designated by Agent for the benefit of the Purchasers, in reduction of the Aggregate Capital, such amount as may be necessary to cause the sum of the Aggregate Capital and Total Reserves to not exceed the Net Receivable Pool Balance (after giving effect to the application of such payment to the reduction of such Aggregate Capital). Upon receipt of such funds deposited in the Agent's account, the Agent shall distribute such funds to the Purchasers ratably in accordance with each Purchaser's Pro Rata Share and the Capital of each Purchaser shall be reduced by the amount of such payment. Any payments required to be made by the Seller pursuant to this Section 1.7(g) shall be subject to any Breakage Amounts in accordance with Section 1.14.

      Section 1.8.Fees. The Seller shall pay to the Agent for the account of the Purchasers certain fees in the amounts and on the dates set forth in a letter, dated the date hereof, among the Seller, the Agent (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

      Section 1.9. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to the account designated by the Agent. All amounts received after 12:00 noon (New York City time) will be deemed to have been received on the next Business Day.

      (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer for the account of the Agent, any Purchaser or any other Affected Person, as the case may be, within three Business Days of the date such payment or deposit is due, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

      (c) All computations of interest under Section 1.9(b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

      Section 1.10. Sharing of Payments. If any Purchaser shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Tranche (other than pursuant to the terms of Sections 1.12, and 1.13) in excess of its pro rata share of payments pursuant to Section 1.9, then or therewith obtained by all Purchasers, such Purchaser shall purchase from the other Purchasers such participations in purchases made by them (without recourse, representation or warranty) as shall be necessary to cause such purchasing Purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Purchaser, the purchase shall be rescinded and each Purchaser which has sold a participation to the purchasing Purchaser shall repay to the purchasing Purchaser the purchase price to the ratable extent of such recovery together with an amount equal to such selling Purchaser's ratable share (according to the proportion of (a) the amount of such selling Purchaser's required repayment to the purchasing Purchaser to (b) the total amount so recovered from the purchasing Purchaser) of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered. The Seller agrees that any Purchaser so purchasing a participation from another Purchaser pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Purchaser were the direct creditor of the Seller in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Purchaser receives a secured claim in lieu of a setoff to which this Section applies, such Purchaser shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Purchasers entitled under this Section to share in the benefits of any recovery on such secured claim.

      Section 1.11. Eurodollar Rate Lending Unlawful. If any Purchaser shall determine (which determination shall, upon notice thereof to the Seller and the Agent, be conclusive and binding on the Seller) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser to make, continue or maintain any Tranche as, or to convert any Tranche into, a Eurodollar Rate Tranche, the obligations of such Purchaser to make, continue, maintain or convert any such Eurodollar Rate Tranche shall, upon such determination, forthwith be suspended until such Purchaser shall notify the Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Rate Tranches of such Purchaser shall automatically convert into Base Rate Tranches at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; provided, however, that, before making any such determination such Purchaser agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different eurodollar lending office if the making of such a designation would allow Purchaser or its eurodollar lending office to continue to perform its obligations to make eurodollar rate credit extensions or to continue to fund or maintain eurodollar rate credit extensions and would not, in the judgment of such Purchaser, be otherwise disadvantageous to such Purchaser.

      Section 1.12. Increased Costs. (a) If any Affected Person determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall pay to the Agent within 30 days of such demand, for the account of such Affected Person, additional amounts sufficient to compensate such Affected Person. A certificate submitted to the Seller and the Agent by such Affected Person, certifying, in reasonably specific detail, the basis for and calculation of such amounts, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall pay to such Affected Person within 30 days of such demand, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate submitted to the Seller and the Agent by such Affected Person, certifying, in reasonably specific detail, the basis for and calculation of such amounts, shall be conclusive and binding for all purposes, absent manifest error.

      Section 1.13. Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

            (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in any Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof),

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person, or

            (iii) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to any Purchased Interest (or interests therein) or any Tranche, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall pay to such Affected Person within 30 days of such demand additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller, certifying, in reasonably specific detail, the basis for and calculation of the amount of such additional costs or reduced amount receivable, shall be conclusive and binding for all purposes, absent manifest error.

      Section 1.14. Broken Funding. In the event of (i) the payment of any principal of any Tranche (other than a Base Rate Tranche) other than on the Settlement Date applicable thereto (including as a result of the occurrence of the Termination Date or payment in respect of a reduction of the Capital of a Tranche pursuant to Section 1.7(f) or (g)), or (ii) any failure to borrow, continue or reduce any Tranche (other than a Base Rate Tranche) on the date specified in any notice delivered pursuant hereto, then, in any such event, the Seller shall pay to the Purchasers for the loss, cost and expense attributable to such event. Such loss, cost or expense to any such Purchaser shall be deemed to include an amount (the "Breakage Amount") determined by such Purchaser to be the excess, if any, of (i) the amount of Discount which would have accrued on the Tranche Amount of such Tranche had such event not occurred, at the Tranche Rate that would have been applicable to such Tranche, for the period from the date of such event to the last day of the applicable Interest Period (or, in the case of a failure to borrow for the period that would have been the related Interest Period), over (ii) the amount of interest which would be obtainable upon redeployment or reinvestment of an amount of funds equal to such Tranche Amount for such period. A certificate of any Purchaser incurring any loss, cost or expense as a result of any of the events specified in this Section
1.14 and setting forth any amount or amounts that such Purchaser is entitled to receive pursuant to this Section 1.l4 and the reason(s) therefor shall be delivered to the Seller by the Agent and shall include reasonably detailed calculations and shall be conclusive absent manifest error. The Seller shall pay to the related Agent on behalf of each such Purchaser the amount shown as due on any such certificate within ten (10) days after receipt thereof.


                                ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES; COVENANTS;
                             TERMINATION EVENTS


      Section 2.1.Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

      Section 2.2.Termination Events. (a) If any of the Termination Events set forth in Exhibit V shall occur, the Agent may, and if directed by the Required Purchasers, shall, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any occurrence of any Termination Event, the Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.


       (b) Notwithstanding anything to the contrary contained in this
Section 2.2 and Section 4.4, if a Termination Event described in paragraph
(j) of Exhibit V shall have occurred, each of the Agent, the Co-Agent and the Purchasers agree that it will refrain from exercising any right, remedy or power available to it hereunder or pursuant to an applicable law (including, without limitation, the right to declare the Facility Termination Date to have occurred) solely as a result of the occurrence of such Termination Event) until such time as any Lender Party is permitted, in accordance with the terms of the Intercreditor Agreement (or any Purchaser is permitted by a vote or with the consent of the Required Lenders), to exercise any rights, remedies or power available to it by reason of the occurrence of any of the events or circumstances giving rise to the occurrence of such Termination Event; provided, however, that foregoing shall not prohibit the Agent, the Co- Agent or any Purchaser from exercising any right, power, or remedy available to it under Section 1.6 or 4.3(b) hereof as a result of the occurrence of a Termination Event or Default Event, as applicable.


                                ARTICLE III.
                              INDEMNIFICATION


      Section 3.1.Indemnities by the Seller. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or, in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or
(c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

            (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Monthly Report or the Weekly Report to be true and correct, or the failure of any other information provided to any Purchaser, the Agent or the Co-Agent with respect to Receivables or this Agreement to be true and correct,

            (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

            (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

            (iv) the failure to vest in the Agent, for the benefit of each Purchaser, a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest of such Purchaser, in the Receivables in, or purporting to be in, the

      Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

            (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

            (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

            (viii)any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

            (ix)  the commingling of Collections at any time with other funds,

            (x) the use of proceeds by the Seller of purchases or reinvestments, or

            (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.7(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

      Section 3.2.Indemnities by the Servicer. Without limiting any other rights that the Agent, the Purchasers or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly):
(a) the failure of any information contained in a Monthly Report or a Weekly Report to be true and correct, or the failure of any other information provided to any Purchaser, the Agent or the Co-Agent by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made,
(c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or
(d) any failure of the Servicer to perform its covenants, duties or obligations in accordance with the provisions hereof.


                                ARTICLE IV.
                       ADMINISTRATION AND COLLECTIONS


      Section 4.1.Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Agent gives notice to Gregory (in accordance with this Section) of the designation of a new Servicer, Gregory is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Agent (at the direction of the Required Purchasers) may designate as Servicer any Person (including itself) to succeed Gregory or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

      (b) Upon the designation of a successor Servicer as set forth in
Section 4.1(a), Gregory agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Gregory shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

      (c) Gregory acknowledges that, in making their decision to execute and deliver this Agreement, the Agent, the Co-Agent and the Purchasers have relied on Gregory's agreement to act as Servicer hereunder. Accordingly, Gregory agrees that it will not voluntarily resign as Servicer.

      (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a "Sub-Servicer"); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Agent, the Co-Agent and the Purchasers shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent and the Co-Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than Group or an Affiliate of Group, the Agent and the Co-Agent shall have consented in writing in advance to such delegation.

      Section 4.2.Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the accounts of the Seller and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable, so long as no Termination Event or Unmatured Termination Event has occurred or would result from such extension, and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Defaulted Receivable or limit the rights of the Purchasers or the Agent under this Agreement and (ii) if a Termination Event has occurred and is continuing and Gregory or an Affiliate of Group is serving as the Servicer, Gregory or such Affiliate may make such extension or adjustment only upon the prior approval of the Agent. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Agent (for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, for so long as a Termination Event has occurred and is continuing, the Agent may direct the Servicer (whether the Servicer is Gregory or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

      (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Gregory or an Affiliate of Group is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Gregory or an Affiliate of Group, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

      (c) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchasers, the Agent, the Co-Agent and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

      After such termination, if Gregory or an Affiliate of Group was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

      Section 4.3.Establishment and Use of Certain Accounts. (a) The Seller (or the Servicer on its behalf) agrees to establish the Collection Account on or before the date of the effectiveness of this Agreement. The Collection Account shall be used to accept the transfer of Collections of Pool Receivables pursuant to Section 1.7(b) and for such other purposes described in the Transaction Documents.


      (b) Upon the occurrence and during the continuation of a Termination Event or a Default Event, the Agent may, and if directed by the Required Purchasers, shall at any time thereafter give notice to the Collection Account Bank that the Agent is exercising its rights under the Collection Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of the Collection Account transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the Collection Account redirected pursuant to the Agent's instructions rather than deposited in the Collection Account, and (iii) to take any or all other actions permitted under the Collection Account Agreement. The Seller hereby agrees that if the Agent at any time takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Agent (or its designee).

      Section 4.4.Enforcement Rights. (a) At any time following the occurrence and during the continuance of a Termination Event (and in the case of a Termination Event described in paragraph (j) of Exhibit V subject to Section 2.2(b)):

            (i) the Agent may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Agent or its designee,

            (ii) the Agent may give notice of the Agent's and the Purchasers' interests in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Agent or its designee, and

            (iii) the Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Agent or its designee at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

      (b) The Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in- fact in any manner whatsoever.

      Section 4.5. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Agent, the Co- Agent or any Purchaser shall have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller or Gregory thereunder.

      Section 4.6. Servicing Fee. (a) Subject to Section 4.6(b), the Servicer shall be paid a fee equal to .75% per annum (the "Servicing Fee Rate") of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers' Share of such fee shall be paid solely from the distributions contemplated by Section 1.7(d), and the Seller's Share of such fee shall be paid by the Seller.

            If the Servicer ceases to be Gregory or an Affiliate of Group the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount reasonably specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.


                                 ARTICLE V.
                                 THE AGENTS


      Section 5.1.Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints The Bank of Nova Scotia as the "Agent" hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

      (b) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Agent and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this
Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement.

      (c) In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns.

      Section 5.2.Delegation of Duties. The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Section 5.3.Exculpatory Provisions. None of the Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Required Purchasers or (ii) in the absence of such Person's gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Exhibit II. The Agent shall not have any obligation to any Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, any Originator or any of their Affiliates.

      Section 5.4.Reliance by Agents. (a) The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers, and assurance of its indemnification, as it deems appropriate.

      (b) The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

      Section 5.5.Notice of Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Agent has received notice from any Purchaser, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. The Agent shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Required Purchasers (unless such action otherwise requires the consent of all Purchasers), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Purchasers.

      Section 5.6.Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Seller, Gregory, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Gregory, Servicer or any Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser with any information concerning the Seller, Gregory, Servicer or the Originator or any of their Affiliates that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      Section 5.7.Agents and Affiliates. Each of the Purchasers and the Agent and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Gregory, Servicer or any Originator or any of their Affiliates and The Bank of Nova Scotia may exercise or refrain from exercising its rights and powers as if it were not the Agent.

      Section 5.8.Indemnification. Each Purchaser shall indemnify and hold harmless the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, Gregory or Servicer and without limiting the obligation of the Seller, Gregory or Servicer to do so), ratably in accordance with its Purchaser's Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction); provided, that in the case of each Purchaser that is a commercial paper conduit, such indemnity shall be provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding Notes.

      Section 5.9.Successor Agent. The Agent may, upon at least five (5) days notice to the Seller and each Purchaser, resign as Agent. Such resignation shall not become effective until a successor agent is appointed by the Required Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

      Section 5.10. Certain Pool Assets and Other Matters. (a) The Agent is authorized on behalf of all the Purchasers, without the necessity of any notice to or further consent from the Purchasers, from time to time to take any action with respect to any Pool Assets or the Transaction Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Pool Assets granted pursuant to the Transaction Documents.

      (b) The Purchasers irrevocably authorize the Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Agent upon any Pool Assets (i) upon the Facility Termination Date and the reduction of the Purchased Interest to zero, all fees payable pursuant to Section 1.8, 3.1, 3.2 and 6.6 (including interest thereon) and all other fees, costs and expenses that are payable under this Agreement or under any other Transaction Document and have been invoiced (in which case the Purchasers hereby authorize the Agent to execute, and the Agent agrees to execute, reasonable releases in connection with this Agreement (other than, in any event, as to items stated to survive the termination of this Agreement)); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or
(iii) if approved, authorized or notified in writing by the Purchasers.


                                ARTICLE VI.
                               MISCELLANEOUS


      Section 6.1.Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Required Purchasers, and, in the case of any amendment, by the other parties thereto (other than the Agent and Co-Agent); and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that no such amendment or waiver shall, (a) without the consent of each Purchaser, (i) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (ii) reduce the rate or extend the time of payment of Discount, (iii) reduce any fees payable to any Purchaser hereunder, (iv) change the amount of outstanding Capital of any Purchaser or any Purchaser's Percentage, (v) amend, modify or waive any provision of the definition of "Required Purchaser" or this Section 6.1,
(vi) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (vii) change the definition of "Eligible Receivable," "Loss Reserve," "Loss Reserve Percentage," "Dilution Reserve," "Dilution Reserve Percentage" or "Termination Event" or (viii) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (viii) above in a manner that would circumvent the intention of the restrictions set forth in such clauses (b) without the consent of the Agent, affect the interests, rights or obligations of the Agent or (c) without the consent of the Co-Agent, affect the interest, rights or obligations of the Co-Agent; provided, further, however, that no material amendment shall be effective until both Moody's and Standard & Poor's have notified the Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Notes issued by Liberty Street. No failure on the part of the Purchasers or the Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 6.2.Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

      Section 6.3.Assignability. (a) Each Purchaser, with the prior written consent of the Seller, (which consent shall not be unreasonably withheld or delayed), and the Agent (which consent shall not be unreasonably withheld or delayed), may assign and delegate all or a portion of its rights and obligations hereunder (including without limitation, all or a portion of its Capital and its interest in the Purchased Interest) to one or more commercial banks or other financial institutions in a minimum aggregate amount of $5,000,000 (or, if less, the total of such Purchaser's Capital; provided, however, that no consent of the Seller shall be required if such assignment and/or delegation is made to (i) an Eligible Assignee, (ii) any other Purchaser or an Affiliate of such Purchaser thereof or, (iii) if such Purchaser is a Conduit Purchaser, to a Program Support Provider for such Conduit Purchaser (each Person described in either of the foregoing clauses as the Person to whom such assignment and delegation is made being hereinafter referred to as an "Assignee Purchaser"); or if a Termination Event has occurred and is continuing; provided, further, that no such assignment and delegation shall be effective until

            (i) such Assignee Purchaser shall have executed and delivered to the Seller and the Agent a Purchaser Assignment Agreement, accepted by the Agent; and

            (ii)the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Purchaser Assignment Agreement, (x) the Assignee Purchaser thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Purchaser in connection with such Purchaser Assignment Agreement, shall have the rights and obligations of a Purchaser hereunder and under the other Transaction Documents, and (y) the assignor Purchaser, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Purchaser Assignment Agreement, shall be released from its obligations hereunder and under the other Transaction Documents. Accrued Discount on that portion of the Capital assigned, and accrued fees, shall be paid as provided in the Purchaser
Assignment Agreement. Accrued Discount on that portion of Capital assigned or delegated prior to the assignment or delegation shall be paid to the assignor Purchaser. Accrued Discount and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Purchaser or such Assignee Purchaser must also pay a processing fee to the Agent upon delivery of any Purchaser Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this
Section 5.3 shall be null and void.

      (b) Notwithstanding clause (a), any Purchaser may assign and pledge all or any portion of its interest in the Purchased Interest and other rights to a Federal Reserve Bank as collateral security; provided, however, that no such assignment under this clause (b) shall release the assignor Purchaser from any of its obligations hereunder.

      (c) Liberty Street may, without the consent of the Seller, at any time grant one or more Program Support Providers, participating interests in its interest in the Purchased Interest. In the event of any such grant by Liberty Street of a participating interest to a Program Support Provider, such Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Program Support Provider shall be entitled to the benefits of Sections 1.12 and 1.13.

      (d) Each Conduit Purchaser agrees that it will not permit any Program Support Provider to assign, in whole or in part, its commitment under any liquidity agreement entered into in connection with this Agreement to any Person (other than an Affiliate of such Program Support Provider) unless such Person has been approved by the Seller; provided that such approval by the Seller may not be unreasonably withheld.

      (e) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent and all Purchasers.

      (f) Without limiting any other rights that may be available under applicable law, the rights of each Purchaser may be enforced through it or by its agents.

      Section 6.4.Participations (a) Any Purchaser may at any time without the consent of the Seller or the Agent (but with prior written notice to the Agent and the Seller) sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of all or portion of its rights and obligations hereunder (including without limitation, all or portion of its Percentage of the Purchase Limit and any undivided ownership interest of the Purchased Interest owned by it, or other interests of such Purchaser hereunder; provided, however, that

            (i) no participation contemplated in this Section 6.4 shall relieve such Purchaser from its obligations hereunder or under any other Transaction Document;

            (ii) such Purchaser shall remain solely responsible for the performance of its obligations;

            (iii) the Seller the Agent and Co-Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement and each of the other Transaction Documents;

            (iv) no Participant, unless such Participant is an Affiliate of such Purchaser, or is itself a Purchaser, shall be entitled to require such Purchaser to take or refrain from taking any action hereunder or under any other Transaction Document, except that such Purchaser may agree with any Participant that such Purchaser will not, without such Participant's consent, take any actions of the type described in Section 6.1(a); and

            (v) the Seller shall not be required to pay any amount under clause (b) of this Section that is greater than the amount which it would have been required to pay had no participating interest been sold; and

            (vi) such Purchaser shall record in books entries maintained by such Purchaser the name of its Participants and the amounts such Participants are entitled to receive in respect of any participating interests sold pursuant to this Section.

      (b) The Seller acknowledges and agrees that each Participant, for purposes of Sections 1.12, 1.13, 3.1, 3.2 and 6.6, shall be considered a Purchaser, subject to clause (v) above.

      Section 6.5.Certain Other Provisions. (a) The Seller, any Originator and the Servicer authorize each Purchaser to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee, subject to the agreement of such Transferee or prospective Transferee to keep confidential, any and all financial and other information in such Purchaser's possession concerning the Seller, any Originator, the Servicer or any of their respective Subsidiaries which has been delivered to such Purchaser by any such Person pursuant to or in connection with this Agreement or which has been delivered to such Purchaser by any such Person in connection with such Purchaser's credit evaluation of the Seller, any Originator, the Servicer or any of their respective Subsidiaries prior to entering into this Agreement.

      (b) If, pursuant to this Section, any interest in this Agreement or any portion of the Purchased Interest is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Purchaser shall cause such Transferee (other than any Participant), and may cause any Participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Purchaser (for the benefit of the transferor Purchaser, the Agent, and the Seller) that under applicable law and treaties, no taxes will be required to be withheld by the Agent, the Co-Agent, the Seller or the transferor Purchaser with respect to any payments to be made to such Transferee in respect of its interest in the Purchased Interest, (ii) to furnish to the transferor Purchaser, the Agent, and the Seller either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to whole or partial exemption from U.S. Federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Purchaser, the Agent, and the Seller) to provide the transferor Purchaser, the Agent, and the Seller a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      Section 6.6.Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Agent, the Co-Agent or their respective designees of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof, including: (i) Attorney Costs for the Agent, the Co-Agent, the Purchasers and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Co-Agent, the Purchasers and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Agent, the Co-Agent, the Purchasers and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

      (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 6.7. No Proceedings; Limitation on Payments. Each of the Seller, Gregory, the Servicer, the Agent, the Co-Agent, and the Purchasers and each assignee of the Purchased Interest or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provision of this Section 6.7 shall survive any termination of this Agreement.

      Section 6.8. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      (b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR



OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      Section 6.9.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

      Section 6.10Survival of Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The provisions of Sections 1.12, 1.13, 3.1, 3.2, 6.6, 6.7, 6.8, 6.11 and 6.14 shall survive any termination of this Agreement.

      Section 6.11WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      Section 6.12. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.


      Section 6.13. Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

      Section 6.14. Conduit Purchaser's Liabilities. The obligations of each Conduit Purchaser under the Transaction Documents are solely the corporate obligations of such Conduit Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of any Conduit Purchaser; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              WARNACO OPERATIONS CORPORATION


                              By:                   /S/
                                   -------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                   -------------------------------------------

                                         Address:

                                         Attention:
                                         Telephone No.:
                                         Facsimile No.:



                              GREGORY STREET, INC.


                              By:                   /S/
                                   -------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                   -------------------------------------------

                                        Address:

                                        Attention:
                                        Telephone No.:
                                        Facsimile No.:




                                    THE BANK OF NOVA SCOTIA,
                                      as Agent

                                    By:                   /S/
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------

                                        Address:  One Liberty Plaza
                                                  New York, New York 10006
                                        Attention:Richard A. Josephs
                                        Telephone No.:(212) 225-5118
                                        Facsimile No.:(212) 225-5090




                                    CITIBANK N.A.,
                                      as Co-Agent


                                    By:                   /S/
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------

                                        Address:399 Park Avenue
                                                New York, NY 10043
                                        Attention:Brenda Cotsen
                                        Telephone No.:(212) 559-0681
                                        Facsimile No.:(212) 793-1290





                                  PURCHASERS

                                    CITIBANK N.A.,
                                    as a Purchaser


                                    By:                   /S/
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------

                             Percentage: ______

                                        Address:399 Park Avenue
                                                New York, NY 10043
                                        Attention:Brenda Cotsen
                                        Telephone No.:(212) 559-0681
                                        Facsimile No.:(212) 793-1290


                                    LIBERTY STREET FUNDING CORP.,
                                    as a Purchaser

                                    By:                   /S/
                                         -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                         -------------------------------------

                            Percentage: _______

                              Address:c/o Global Securitization Services, LLC
                                      114 West 47th Street, Suite 1715
                                      New York, New York 10036
                              Attention No.:Andrew L. Stidd
                              Telephone No.:(212) 302-5151
                              Facsimile No.:(212) 302-8767

                                        With a copy to:

                                    THE BANK OF NOVA SCOTIA
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Attention:  Richard A. Josephs
                                    Telephone No(212) 225-5118
                                    Facsimile No(212) 225-5090






                                 EXHIBIT I
                                DEFINITIONS


      As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

      "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of any Purchaser or the Agent (for the benefit of any Purchaser) shall not constitute an Adverse Claim.

      "Affected Person" means the Agent, the Co-Agent, any Purchaser, any Program Support Provider or any of their respective Affiliates.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall include the power, direct or indirect, (a) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons of such Person or (b) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

      "Affiliated Obligor" means, (a) in relation to an Obligor that is a Governmental Authority, any other Obligor that is a Governmental Authority, and (b) in relation to an Obligor that is not a Governmental Authority, each Obligor that is an Affiliate of such Obligor.

      "Agent" has the meaning set forth in the preamble to the Agreement.

      "Agreement" has the meaning set forth in the preamble to the Agreement.

      "Agreement Value" has the meaning set forth in Annex A to the Facility Agreement, in effect on the date hereof.

      "Aggregate Capital" means the sum of the Capital of all Purchases.

      "Applicable Margin" has the meaning set forth in the Fee Letter.

      "Assignee Purchaser" has the meaning set forth in Section 5.3.

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

      "Authentic" means Authentic Fitness Products, Inc., a Delaware corporation.

      "Authentic Receivable" means a Receivable sold pursuant to the Authentic Sale Agreement.

      "Authentic Sale Agreement" means the Master Agreement of Sale, dated as of March 10, 2000 between Authentic and Gregory, as the same may be amended, amended and restated, supplemented or other wise modified from time to time.

      "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended from time to time.

      "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

            (a) the rate of interest in effect for such day as publicly announced from time to time by BNS in New York, New York as its "base rate". Such "base rate" is based upon various factors, including their respective costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rates, and

            (b)   0.50% per annum above the latest Federal Funds Rate.

      "Base Rate Tranche" means a Tranche funded by reference to the Base
Rate.

      "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, any Originator, Gregory or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

      "BNS" has the meaning set forth in the preamble to the Agreement.

      "Breakage Amount" has the meaning set forth in Section 1.14.

      "Business Day" means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York and (b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

      "Calvin Klein" means Calvin Klein Jeanswear Company, a Delaware corporation.

      "Calvin Klein Sale Agreement" means the Master Agreement of Sale, dated as of September 30, 1998 between Calvin Klein and Gregory, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Capital" means with respect to any Purchaser, the aggregate amounts paid to the Seller by such Purchaser in respect of purchases of interests in the Purchased Interest pursuant to Section 1.2 of the Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.7(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be automatically increased by the amount of such rescinded or returned distribution as though it had not been made.

      "Change in Control" means that Group ceases to own, directly or indirectly, 100% of the capital stock of the Seller or Gregory free and clear of all Adverse Claims other than any pledge of stock of the Seller or Gregory to State Street Bank and Trust Company, as Collateral Trustee pursuant to the Security Agreement, dated as of October 6, 2000 among Group, Warnaco, the Persons listed on the signature pages thereto, Additional Grantors (as defined therein) and State Street Bank and Trust Company as the same may be amended, amended and restarted, supplemented or otherwise modified from time to time.

      "Citibank" means Citibank, N.A.

      "Co-Agent" has the meaning set forth in the preamble to the Agreement.

      "Collection Account" means that certain bank account numbered 4071-9191 maintained at Citibank, N.A. in New York, New York which is identified as the "Warnaco Operations Corporation and The Bank of Nova Scotia, as Agent: Collection Account".

      "Collection Account Agreement" means a letter agreement among the Seller, the Agent and Citibank, N.A., as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

      "Collection Account Bank" means Citibank, N.A.

      "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.12(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

      "Conduit Purchaser" means each Purchaser that is a commercial paper conduit.

      "Contract" means, with respect to any Receivable, any and all contracts, purchase orders, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

      "Contributed Value" has the meaning set forth in Section 3.4 of the Gregory Sale Agreement.

      "Covered Facility" has the meaning set forth in Annex A to the Facility Agreement, in effect on the date hereof.

      "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of Group in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

      "Cut-off Date" has the meaning set forth in the Gregory Sale
Agreement.

      "Days' Sales Outstanding" means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Eligible Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month divided by (b) Domestic Sales during the three Fiscal Months ended on or before the last day of such Fiscal Month multiplied by
(c) 90.

      "Debt" has the meaning set forth in Annex A to the Facility
Agreement, as in effect on the date hereof.

      "Default Event" any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or reimbursement amount (or, in the case of any Hedge Agreement, its Agreement Value) of (i) with respect to any Covered Facility, at least $5,000,000 or
(ii) with respect to any other Debt, at least $20,000,000 in the aggregate; in any case either individually or in the aggregate of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall have continued after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt (but regardless of whether such failure is waived or the holder(s) of such Debt in any other manner otherwise excuse such failure); or any other event shall occur or condition shall exist under any agreement, or instrument relating to any such Debt as specified in clause (ii) and shall have continued after the applicable grace period, if any, specified in such agreement or instrument (but regardless of whether such other event is waived or the holder(s) of such Debt in any other manner otherwise excuse such event) if the effect of such event or condition is to accelerate, or to permit acceleration of, the maturity of such Debt as specified in clause
(ii) or otherwise to cause, or to permit the holder thereof to cause, such Debt as specified in clause (ii) to mature; or any such Debt as specified in clause (ii) shall be declared to be due and payable or is then required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt as specified in clause (ii) shall be then required to be made, in each case prior to the stated maturity thereof.

      "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding

Balance of all Pool Receivables that are Defaulted Receivables as of such day by (ii) Outstanding Balance of all Pool Receivables.

      "Defaulted Receivable" means a Receivable:

            (a) in the case of a Receivable that is not an Extended Term Receivable, as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment,

            (b) in the case of a Receivable that is an Extended Term Receivable, as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date for such payment, or

            (c) (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) which, has been, or, consistent with the Credit and Collection Policy would be, written off the Seller's books as uncollectible.

      "Delinquency Ratio" means the ratio (expressed as a percentage and rounded upwards to the nearest 1/100th of 1%) computed as of the last day of each Fiscal Month of (a) the Outstanding Balance of all Pool Receivables (other than Defaulted Receivables) as to which any payment, or part thereof, remains unpaid (i) with respect to such Pool Receivables other than Pool Receivables that are Extended Term Receivables for more than 60 days from the original stated maturity date for such payment and (ii) with respect to such Pool Receivables that are Extended Term Receivables for more than one day after the original due date for such payment, to (b) the Outstanding Balance of all Pool Receivables.

      "Dilution Ratio" means the ratio (expressed as a percentage and rounded upwards to the nearest 1/100th of 1%) computed as of the last day of each Fiscal Month of (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.7(e)(i) of the Agreement for such Fiscal Month, to (b) Domestic Sales during the preceding Fiscal Month.

      "Dilution Reserve" for the Purchased Interest means, on any date, an amount equal to (a) the Aggregate Capital thereof at the close of business of the Servicer on such date multiplied by (b) the Dilution Reserve Percentage on such date.

      "Dilution Reserve Percentage" means, on any date 15.00%; provided however, that, upon at least 10 Business Days notice to the Seller, the Agent may increase such Dilution Reserve Percentage to such greater percentage as may be necessary based on portfolio performance in the Agent's sole discretion, to protect the Purchasers against increased dilution risk with respect to the Pool Receivables; provided, further, that such Dilution Reserve Percentage shall only be decreased upon unanimous consent of all Purchasers.

 "Discount" means:

       for any Tranche for any Interest Period:

                       (TR x C x ED/Year) + TF

 where:

  TR    =     the Tranche Rate for such Tranche  for such Interest Period,

  C     =     the Tranche Amount during such Interest Period,

  ED    =     the actual number of days during such Interest Period,

  Year  =     if such Tranche Rate is based upon:  (i) the Eurodollar Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

  TF    =     the Termination Fee, if any, for such Tranche for such Interest
              Period;

provided, however, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for such Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "Discount Reserve" for the Purchased Interest means the sum of (i) the Termination Discount at such time for such Purchased Interest, and (ii) the then accrued and unpaid Discount for such Purchased Interest.

      "Dollars" means dollars in lawful money of the United States of America.

      "Domestic Pool Receivable" means a Pool Receivable, the Obligor of which is (a) organized under the laws of the United States or any state thereof and has its principal place of business located in the United States or (b) is an Eligible Foreign Obligor.

      "Domestic Sales" for any period, means the aggregate amount of new Domestic Pool Receivables generated by the Originators during such period.

      "Eligible Assignee" means (i) a Lender party; (ii) an Affiliate of a Lender Party; (iii) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $100,000,000, (iv) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Development and Cooperation (the "OECD") or has concluded special lending arrangement with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdicision of any such country, and having total assets in excess of $100,000,000; (v) the central bank of any country that is a member of the OECD or (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) having total assets in excess of $100,000,000 that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

      "Eligible Foreign Obligor" means an Obligor (i) who is organized under the laws of a county other than the United States or any state thereof (ii) whose Receivables are denominated and payable only in Dollars in the United States and (iii) the obligations of which are supported by a letter of credit which letter of credit names the Agent as beneficiary for the benefit of the Purchasers or is in the possession of the Agent.

      "Eligible Receivable" means, at any time, a Pool Receivable:

            (a) the Obligor of which (i) (A) is organized under the laws of the United States or any state thereof and has its principal place of business located in the United States or (B) is an Eligible Foreign Obligor and (ii) is not an Affiliate of the Seller or Group,

            (b) that does not have a stated maturity which is more than 90 days after the original invoice date of such Receivable unless such Pool Receivable is an Extended Term Receivable, in which case it does not have a stated maturity which is more than 180 days after the original invoice date of such Receivable,

            (c) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of any Originator's business,

            (d) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

            (e) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

            (f) that is not the subject of any dispute, offset, hold back defense, Adverse Claim or other claim other than such adjustments in the ordinary course of the applicable Originator's business as such Originator's business is conducted on the date hereof,

            (g) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

            (h) that has not been modified, waived or restructured since its creation,

            (i) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

            (j) for which the Agent, for the benefit of the Purchasers, shall have a valid and enforceable undivided percentage ownership or security interest and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

            (k) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

            (l)   that is not a Defaulted Receivable,

            (m) that represents all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940,

            (n) for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables,

            (o) which is denominated and payable only in Dollars in the United States,

            (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator of such Receivable, and

            (q) that has not been rewritten, canceled or rebilled or is not a Pool Receivable that has resulted from a rewritten, canceled or rebilled Receivable.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller or Group (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller or Group, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, Group, any corporation described in clause (a) or any trade or business described in clause (b).

      "Eurodollar Rate Tranche" means a Tranche funded by reference to the Eurodollar Rate.

      "Event of Bankruptcy" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person composition, marshaling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the U.S. Bankruptcy Code.

      "Extended Term Receivable" means an Authentic Receivable that has an original stated maturity that is greater than 90 days after the original invoice date of such Receivable and less than or equal to 180 days after the original invoice date of such Receivable.

      "Facility Agreement" means the Amendment, Modification, Restatement and General Provisions Agreement, dated as October 6, 2000 among Group, Warnaco, the other direct or indirect subsidiaries of Group party thereto from time to time, BNS, as Administrative Agent, BNS and Citibank, as the Debt Coordinators and State Street Bank and Trust Company as the Collateral Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Facility Termination Date" means the earliest to occur of: (a) August 12, 2002, (b) the date determined pursuant to Section 2.2 of the Agreement following the occurrence of a Termination Event, and (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement.

      "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

      "Fee Letter" has the meaning set forth in Section 1.8 of the Agreement.

      "Fees" means the fees payable by the Seller to the Purchasers pursuant to the Fee Letter.

      "Final Payout Date" means the date following the Facility Termination Date on which the Aggregate Capital and Discount on all Tranches shall have been paid in full and all the amounts owed by the Seller and the Servicer under the Transaction Documents shall have been paid in full.

      "Fiscal Month" means, with respect to any date, the monthly period designated with respect to such date on Schedule III hereto, as such Schedule may be modified or replaced from time to time.

      "GAAP" means the generally accepted United States accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Gregory" has the meaning set forth in the preamble to the Agreement.

      "Gregory Sale Agreement" means the Purchase and Sale Agreement, dated as of September 30, 1998, between the Seller and Gregory, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Group" means Warnaco Group, Inc., a Delaware corporation.

      "Hedge Agreements" has the meaning set forth in Annex A to the Facility Agreement, in effect on the date hereof.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of Seller or Group any qualification or exception to such opinion or certification:

            (i)   which is of a "going concern" or similar nature; or

            (ii) which relates to the limited scope of examination of matters relevant to such financial statement (other than any standard qualification of such nature).

      "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

      "Indemnified Party" means the Agent, the Co-Agent, the Purchasers, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns.

      "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

      "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      "Intercreditor Agreement" means the Agreement dated as of October 6, 2000 among Group, Warnaco, BNS, as Administrative Agent, BNS and Salomon Smith Barney Inc., as Lead Arrangers, BNS and Citibank, N.A., as Debt Coordinators, BNS, Salomon Smith Barney Inc., Morgan Guaranty Trust Company of New York, Commerzbank A.G., New York Branch and Societe Generale, as Arrangers, the other financial from time to time party thereto and State Street Bank and Trust Company, as Collateral Trustee, as amended, amended and restated, supplemented or otherwise modified from time to time.

      "Interest Period" means (a) with respect to a Eurodollar Rate Tranche, the period commencing on (and including) the date of the initial funding of, continuance of or conversion into a Eurodollar Rate Tranche pursuant to Section 1.2 or 1.3 and ending on (but excluding) the day which is one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as the Seller may select in its relevant notice pursuant to Section 1.2 or 1.3 and (b) with respect to a Base Rate Tranche (i) initially the period commencing on (and including) the date of the initial funding of, continuance of or conversion into a Base Rate Tranche pursuant to Section
1.2 or 1.3 and ending on (and including) the last day of the current calendar month, and (ii) thereafter, the period commencing on (and including) the first day after the last day of the immediately preceding Interest Period for such Base Rate Tranche and ending on (and including) the last day of the current calendar month; provided, that

                  (A) any Interest Period (other than of one day) which
            would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Interest Period is computed by reference to the Eurodollar Rate, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day; and

                  (B) in the case of any Interest Period for any Tranche
            that commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on such Facility Termination Date and the duration of each Interest Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Agent.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

      "Lender Parties" has the meaning set forth in Annex A to the Facility Agreement, as in effect on the date hereof.

      "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      "Loan Parties" has the meaning set forth in Annex A to the Facility Agreement, as in effect on the date hereof.

      "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each Fiscal Month by dividing (a) the sum of (i) the aggregate Outstanding Balance of all Domestic Pool Receivables written off by the Seller or Servicer, or which should have been written off by the Seller or Servicer in accordance with the Credit and Collection Policy, during such Fiscal Month plus (ii) 50% of the aggregate Outstanding Balance of all Domestic Pool Receivables as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment by (b) the aggregate amount of Collections of Domestic Pool Receivables (other than deemed Collections) during such fiscal month.

      "Loss Reserve" for the Purchased Interest means, on any date, an amount equal to (a) the Aggregate Capital at the close of business of the Servicer on such date multiplied by (b) the Loss Reserve Percentage on such date.

      "Loss Reserve Percentage" means, on any date 10.00%; provided, however, that until such time as the Servicer or the Seller shall have delivered the initial Weekly Report the "Loss Reserve Percentage" means on any date 15.00%; provided however, that, upon at least 10 Business Days notice to the Seller, the Agent may increase such Loss Reserve Percentage to any such greater percentage as may be necessary based on portfolio performance in the Agent's sole discretion to protect the Purchasers against increased credit risk with respect to the Pool Receivables amount; provided, further, that such Loss Reserve Percentage shall only be decreased upon unanimous consent of all Purchasers.

      "Material Adverse Effect" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

            (a) the assets, operations, business or financial condition of such Person,

            (b) the ability of any such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

            (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

            (d) the status, perfection, enforceability or priority of the Agent or any Purchaser's or the Seller's interest in the Pool Assets.

      "Monthly Net Charge Back Amount" means the amount shown as the "U.S. Domestic Net Charge Back Amount" on the most recent Monthly Report less advertising, allowances and returns.

      "Monthly Report" means a report, in substantially the form of Annex A to the Agreement, furnished to the Agent pursuant to the Agreement.

      "Monthly Report Date" means the seventeenth day of each calendar month (or if such day is not a Business Day, then the next following Business Day).

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the amount of Collections of such Receivables that have been received by the Servicer but not yet applied to such Receivable at such time, plus (c) the Permitted Dilution Amount.

      "Notes" means with respect to any Conduit Purchaser, the short-term promissory notes issued, or to be issued, by such Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

      "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

      "Originator" means any of Warnaco, Authentic or Calvin Klein or their respective successors and permitted assigns.

      "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

      "Payment Date" has the meaning set forth in Section 1.4 of the Gregory Sale Agreement.

      "Percentage" means with respect to any Purchaser the percentage set forth below its signature to the Agreement or in the Purchaser Assignment Agreement pursuant to which it became a Purchaser, as such percentage may be modified in connection with any subsequent Purchaser Assignment Agreement to which such Purchaser is a party that is accepted by the Agent in accordance with Section 6.3.

      "Permitted Dilution Amount" means at any time 50% of the Monthly Net Charge Back Amount.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "Pool Assets" has the meaning set forth in Section 1.2(e) of the Agreement.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Program Support Provider" means and includes any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser pursuant to any program support agreement for the purpose of providing liquidity or credit enhancement for the Notes issued by such Conduit Purchaser.

      "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 8.1 of the Gregory Sale Agreement.

      "Purchase and Sale Indemnified Party" has the meaning set forth in
Section 8.1 of the Gregory Sale Agreement.

      "Purchase and Sale Termination Date" has the meaning set forth in
Section 1.4 of the Gregory Sale Agreement.

      "Purchase and Sale Termination Event" has the meaning set forth in
Section 7.1 of the Gregory Sale Agreement.

      "Purchase Facility" has the meaning set forth in Section 1.1 of the Gregory Sale Agreement.

      "Purchase Limit" means $300,000,000, as such amount may be (a) reduced pursuant to Section 1.1(b) or (b) increased upon the request of the Seller and with the consent of the Purchasers; it being understood that no Purchaser shall be under no obligation to consent to an increase in the Purchase Limit at any time and that such consent may be withheld by the Purchasers in their sole and absolute discretion without regard to whether such consent has been unreasonably withheld. References to the unused portion of the Purchase Limit shall mean, at any time, the excess of the Purchase Limit (as then reduced pursuant to Section 1.1(b) or as then increased pursuant to the preceding sentence), over the then outstanding Aggregate Capital.

      "Purchase Price" has the meaning set forth in Section 2.1 of the Gregory Sale Agreement.

      "Purchase Report" has the meaning set forth in Section 2.1 of the Gregory Sale Agreement.

      "Purchase Request" means a purchase request and certificate duly executed by an authorized officer of the Seller, substantially in the form of Annex B hereto.

      "Purchased Interest" means, at any time, an undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                           Capital + Total Reserves
                         _____________________________

                         Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to
Section 1.4 of the Agreement.

      "Purchaser Assignment Agreement" means a purchaser assignment agreement substantially in the form of Annex E to the Agreement.

      "Purchasers" has the meaning set forth in the preamble to the Agreement.

      "Purchaser's Pro Rata Share" means with respect to any Purchaser a fraction, expressed as a percentage, the numerator of which is the outstanding Capital of such Purchaser and the denominator of which is the Aggregate Capital.

      "Purchasers' Share" with respect to any amount means such amount multiplied by the Purchased Interest at the time of determination.

      "Rate Type" means the Eurodollar Rate or the Base Rate.

      "Rate Variance Factor" means the number, computed from time to time in good faith by the Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, as set forth in a written notice by the Agent to the Seller and the Servicer; provided that the Rate Variance Factor shall at no time exceed 1%.

      "Receivable" means any indebtedness and other obligations owed to the Seller as assignee of the Originators or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor), whether constituting an account, chattel paper, instrument or general intangible arising in connection with the sale of goods or the rendering of services by the Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

      "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased or purported to be purchased by the Seller or contributed to the Seller pursuant to the Gregory Sale Agreement prior to the Facility Termination Date.

      "Related Rights" has the meaning set forth in Section 1.1 of the Gregory Sale Agreement.

      "Related Security" means, with respect to any Receivable:


            (a) all of the Seller's, Gregory's and each Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

            (b) all instruments and chattel paper that may evidence such Receivable,

            (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

            (d) all of the Seller's, Gregory's and each Originator's rights, interests and claims under the Contracts and all guaranties, indemnities and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

      "Replacement Purchaser" has the meaning set forth in Section 5.3(c) of the Agreement.

      "Required Lenders" has the meaning set forth in Annex A to the Facility Agreement, as in effect on the date hereof.

      "Required Purchasers" means, at any time, Purchasers whose Capital aggregates more than 51% of the Aggregate Capital.

      "Seller" has the meaning set forth in the preamble to the Agreement.

      "Seller's Share" of any amount means the greater of: (a) $0 and (b) the product of (i) such amount multiplied by (ii) a percentage equal to (A) 100% minus (B) the Purchased Interest (expressed as a percentage).

      "Servicer" has the meaning set forth in the preamble to the Agreement.

      "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

      "Servicing Fee Rate" shall mean the rate referred to in Section 4.6(a) of the Agreement.

      "Servicing Fee Reserve" with respect to the Purchased Interest at any time means the sum of (a) the then accrued and unpaid Servicing Fee relating to the Purchased Interest plus (b) the product of (i) Aggregate Capital at such time, times (ii) the product of (x) the Servicing Fee Rate divided by one minus the Servicing Fee Rate multiplied by (y) a fraction, the numerator of which is 1.5 times the Days' Sales Outstanding (calculated on the last day of the most recent preceding Fiscal Month) and the denominator of which is 360.

      "Settlement Date" means (a) prior to the Facility Termination Date
(i) with respect to the payment of accrued and unpaid Discount with respect to any Tranche, the last day of each Interest Period for such Tranche and
(ii) with respect to the payment of all other amounts hereunder, the fifth day of each calendar month (or if such day is not a Business Day, then the next following Business Day) as notified to the Seller by the Agent and (b) on or after the Facility Termination Date, with respect to the payment of accrued and unpaid Discount with respect to any Tranche or the payment of all other amounts hereunder as notified to the Seller by the Agent each day selected from time to time by the Agent (it being understood that the Agent may select such Settlement Date(s) to occur as frequently as daily), or, in the absence of any such selection, the day which would be the Settlement Date for such Tranche or other amounts pursuant to clause (a)(i) or
(a)(ii), as applicable, of this definition.

      "Solvent" means, with respect to any Person at any time, a condition under which:

            (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

            (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

            (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

            (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

      For purposes of this definition:

            (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

            (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

            (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

            (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Subordinated Note" has the meaning set forth in Section 3.2 of the Gregory Sale Agreement.

      "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "Termination Day" means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

      "Termination Discount" means, for the Purchased Interest on any date, an amount equal to the product of (i) the Aggregate Capital on such date and (ii) the product of (a) the Base Rate plus the Rate Variance Factor and
(b) a fraction having as its numerator the Days' Sales Outstanding and 360 as its denominator.

      "Termination Event" has the meaning specified in Exhibit V to the Agreement.

      "Termination Fee" means, for any Tranche and the related Interest Period during which a Termination Day occurs, the amount, if any, by which:
(a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Interest Period pursuant to the definition thereof) that would have accrued during such Interest Period on the reductions of the Tranche Amount relating to such Interest Period had such reductions not been made, exceeds (b) the income, if any, received by the Purchasers from investing the proceeds of such reductions of the Tranche Amount, as determined by the Purchasers, which determination shall be binding and conclusive for all purposes, absent manifest error.

      "Total Reserves" means, at any time the sum of : (a) the Loss Reserve plus (b) the Dilution Reserve plus (c) the Discount Reserve plus (d) the Servicing Fee Reserve.

      "Tranche" has the meaning set forth in Section 1.2(c) of the Agreement.

      "Tranche Amount" means, at any time, with respect to any Tranche, the portion of the Aggregate Capital allocated to such Tranche.

      "Tranche Rate" for any Interest Period for any Tranche of any Purchased Interest means an interest rate per annum equal to the rate determined pursuant to Section 1.5.

      "Transaction Documents" means the Agreement, the Collection Account Agreement, the Fee Letter, the Warnaco Sale Agreement, the Authentic Sale Agreement, the Calvin Klein Sale Agreement, the Gregory Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

      "Transferee" has the meaning set forth in Section 5.5.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

      "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

      "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

      "Warnaco" means Warnaco Inc., a Delaware corporation.

      "Warnaco Sale Agreement" means the Amended and Restated Master Agreement of Sale, dated as of September 30, 1998, between Warnaco and Gregory, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Weekly Report" means a report, together with an officer's certified certificate attached thereto, in substantially the form of Annex D to the Agreement.

      "Weekly Report Date" means the last Business Day of each week.

      Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.


                                 EXHIBIT II
                            CONDITIONS PRECEDENT


      1. Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the following conditions precedent that the Agent shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the Agent:

      (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

      (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and Gregory authorizing the execution, delivery and performance by the Seller, each Originator and Gregory, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller, each Originator and Gregory.

      (c) A certificate of the Secretary or Assistant Secretary of the Seller, each Originator and Gregory certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Agent receives a subsequent incumbency certificate from the Seller, each Originator or Gregory, as the case may be, the Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or Gregory, as the case may be.

      (d) Copies of duly executed financing statements, in proper form for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Seller, the Agent and the Purchasers contemplated by the Transaction Documents.

      (e) Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator, Gregory or the Seller.

      (f) Completed UCC search reports, dated on or shortly before the date of this Agreement, listing the financing statements filed in all applicable jurisdictions referred to in subsection (e) above that name any Originator, Gregory or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Agent may request, showing no Adverse Claims on any Pool Assets.

      (g)   an executed copy of the Collection Account Agreement.

      (h) Favorable opinions, including a true sale/non-substantive consolidation opinion, in form and substance reasonably satisfactory to the Agent, of: (i) special counsel for the Seller, the Originators and the Servicer, and (ii) Stanley P. Silverstein, counsel for Seller, the Originators and the Servicer.

      (i)   [RESERVED]

      (j) A Monthly Report representing the performance of the Receivables Pool for the Fiscal Month ending August 31, 2000.

      (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable and invoiced on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letter.

      (l)   The Fee Letter duly executed by the Seller.

      (m) Good standing certificates with respect to each of the Seller, the Originators and Gregory issued by the Secretary of State (or similar official) of the state of each such Person's organization and principal place of business.

      (n) Letters from each of the rating agencies then rating the Notes of Liberty Street confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

      (o) The other Transaction Documents duly executed by the parties thereto.

      (p) Such other approvals, opinions or documents as the Agent may reasonably request.

      2. Conditions Precedent to All Purchases and Reinvestments. Each purchase and each reinvestment under this Agreement shall be subject to the further conditions precedent that:

      (a) on the date of such purchase (including the initial purchase) or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

            (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date;

            (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; provided, however, that it shall not be a condition precedent to any reinvestment that a Termination Event or Unmatured Termination Event described in paragraph (j) of Exhibit V shall not have occurred unless and until the Agent is permitted pursuant to Section 2.2(b), to exercise any right, remedy or power available to it hereunder (other than under the proviso to Section 2.2(b) of the Receivables Purchase Agreement) or pursuant to applicable law as a result of the occurrence of such Termination Event;

            (iii) solely in the case of any purchase (but not reinvestment), no Default Event shall have occurred and is continuing; and

            (iv) the sum of (a) the Aggregate Capital and (b) Total Reserves of the Purchased Interest would not exceed the Net
      Receivables Pool Balance.


                                EXHIBIT III
                       REPRESENTATIONS AND WARRANTIES


      1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

      (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

      (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene in any material respect or result in a default under or conflict with: (A) its charter or by-laws,
(B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.

      (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

      (d) Each of the Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Seller and constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) There is no pending or, to the Seller's best knowledge, threatened action or proceeding affecting the Seller or any of its properties before any Governmental Authority or arbitrator.

      (f) No proceeds of any purchase or reinvestment will be used by the Seller to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

      (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, each Purchaser, through the Agent, shall acquire a valid and enforceable perfected undivided percentage ownership or security interest in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Agent, for the benefit of the Purchasers, in the Pool Assets, and the Agent on behalf of the Purchasers, has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of (A) Gregory pursuant to the Warnaco Sale Agreement, the Authentic Sale Agreement and the Calvin Klein Sale Agreement, (B) the Seller pursuant to the Gregory Sale Agreement and (C) the Agent relating to the Agreement.

      (h) Each Monthly Report and each Weekly Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Co-Agent and the Purchasers in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished.

      (i) The Seller's principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Sections 1(b) and 2(b) of Exhibit IV to the Agreement.

      (j) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority, the violation of which would have a Material Adverse Effect on the Seller.

      (k) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulation U of the Federal Reserve Board.

      (l) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

      (m) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interests or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

      (n) The Seller has complied in all material respects with the Credit and Collection Policy.

      (o) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

      (p) The Seller's complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not since its incorporation used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule II to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to Section 1(i)(iv) of Exhibit III to the Agreement.

      (q) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      2. Representations and Warranties of Gregory (including in its capacity as the Servicer). Gregory, individually and in its capacity as the Servicer, represents and warrants as follows:

      (a) Gregory is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

      (b) The execution, delivery and performance by Gregory of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene in any material respect or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or
(D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which Gregory is a party have been duly executed and delivered by Gregory.

      (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by Gregory of the Agreement or any other Transaction Document to which it is a party.

      (d) Each of the Agreement and the other Transaction Documents to which Gregory is a party constitutes the legal, valid and binding obligation of Gregory enforceable against Gregory in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) The balance sheets of Group and its consolidated Subsidiaries as at January 3, 2000, and the related income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Agent and the Co-Agent, fairly present the financial condition of Group and its consolidated Subsidiaries as at such date and the results of the operations of Group and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since January 3, 2000 there has been no event or circumstances which has had a Material Adverse Effect.

      (f) Except as disclosed in the most recent audited financial statements of Gregory furnished to the Agent, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that would have a Material Adverse Effect.

      (g) Each Monthly Report and each Weekly Report (if prepared by Gregory or one of its Affiliates, or to the extent that information contained therein is supplied by Gregory or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished.

      (h) Gregory is not in violation of any order of any court, arbitrator or Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

      (i) Gregory has complied in all material respects with the Credit and Collection Policy.

                                 EXHIBIT IV
                                 COVENANTS


      1.    Covenants of the Seller.  Until the Final Payout Date:

      (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

      (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to clause (j)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Agent, for the benefit of the Purchasers, in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Agent with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit, as and when necessary, the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

      (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to) fully comply in all material respects with the Credit and Collection Policy.

      (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Agent, for the benefit of the Purchasers, including taking such action to perfect, protect or more fully evidence the interests of the Agent and Purchasers as the Agent may reasonably request.

      (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph; it being understood that the Servicer may sell a Defaulted Receivable if the Servicer believes in good faith that such sale will maximize the amount of Collections with respect to such Receivable.

      (f) Change in Credit and Collection Policy. The Seller shall not make (or permit any Originator to make) any material change in the character of its business or the Credit and Collection Policy that would materially adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under the Agreement.

      (g) Audits. (i) The Seller shall (and shall cause each Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Agent or the Co-Agent, permit the Agent or the Co-Agent, or their agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or any Originator) relating to Receivables and the Related Security, including the related Contracts, and (B) to visit the offices and properties of the Seller, Gregory and each Originator for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, Gregory's or such Originator's performance under the Transaction Documents or such Originator's performance under the Contracts with any of the officers, employees, agents or contractors of the Seller, Gregory or such Originator having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon five Business Days prior written notice from the Agent or the Co-Agent, permit certified public accountants or other auditors acceptable to the Agent or the Co-Agent to conduct a review of the Seller's or any Originator's books and records, at the Seller's or such Originator's expense (as the case may be), with respect to the Receivables.

      (h) Change in Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any Originator to make any change in its instructions to Obligors regarding payments to be made to the Seller, such Originator, the Servicer or the Collection Account (or related post office box), unless the Agent shall have consented thereto in writing (which consent shall not be unreasonably withheld).

      (i) Deposits to Collection Account. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to the Collection Account or to post office boxes to which only the Collection Account Bank has access (and shall instruct the Collection Account Bank to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into the Collection Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into the Collection Account not later than one Business Day after receipt thereof. The Collection Account shall at all times be subject to the Collection Account Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections.

      (j) Reporting Requirements. The Seller shall provide to the Agent the following:

            (i) as soon as available and in any event within 95 days after the end of each fiscal year of the Seller, a copy of its unaudited balance sheet and income statement for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;

            (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

            (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

            (iv) at least 30 days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

            (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

            (vi) promptly after the occurrence thereof, notice of a change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator which would have a Material Adverse Effect; and

            (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Agent or the Co-Agent may from time to time reasonably request upon reasonable notice.

      (k) Certain Agreements. Without the prior written consent of the Agent and the Co- Agent, the Seller will not (and will not permit any Originator to) amend, modify, waive, revoke or terminate any Transaction Document (other than this Agreement, which shall not be amended, modified, waived, revoked or terminated except in accordance with this Agreement) to which it is a party or any provision of Seller's certificate of incorporation or by-laws.

      (l) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

            (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Subordinated Note in accordance with its terms, and (B) if no amounts are then outstanding under the Subordinated Note, the Seller may declare and pay dividends.

            (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.7(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare:
      (A) any dividend if, after giving effect thereto, the Seller's tangible net worth would be less than $20,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

      (m) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents and its Certificate of Incorporation and Bylaws; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Subordinated Notes; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.); provided that such miscellaneous expenses shall not exceed an aggregate amount of $9,750 at any one time outstanding.

      (n) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers under the Agreement and under the Fee Letter);
(ii) the payment of accrued and unpaid interest on the Subordinated Notes; and (iii) Restricted Payments and other legal and valid corporate purposes.

      (o) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $20,000,000.

      (p) Extension or Amendment of Receivables. Except as provided in
Section 4.2 of the Agreement and the Credit and Collection Policy, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

   2. Covenants of the Servicer and Gregory. Until the Final Payout Date:

      (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Gregory shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

      (b) Records and Books of Account, Etc. The Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

      (c) Change in Credit and Collection Policy. The Servicer shall not make any material change in the character of its business or in the Credit and Collection Policy that would materially adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or its ability to perform its obligations under the Agreement.

      (d) Audits. (i) The Servicer shall from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Agent or the Co-Agent, permit the Agent or the Co-Agent, or their agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts, and (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon five Business Days prior written notice from the Agent or the Co-Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct, at Servicer's expense, a review of the Servicer's books and records with respect to the Receivables.

      (e) Deposits to Collection Account. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to the Collection Account or to post office boxes to which only the Collection Account Bank has access (and shall instruct the Collection Account Bank to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into the Collection Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into the Collection Account not later than one Business Day after receipt thereof. The Collection Account shall at all times be subject to the Collection Account Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections.

      (f) Reporting Requirements. Gregory shall provide to the Agent and the Co-Agent (with sufficient copies for the Purchasers) the following:

            (i) As soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Group and Gregory, (a) copies of (A) the unaudited consolidated balance sheet of Group and its consolidated Subsidiaries and (B) the unaudited balance sheet of Gregory, in each case as at the end of such quarter, together with unaudited statements of earnings and stockholders' equity for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP and certified by the chief financial officer, treasurer or chief accounting officer of Group and Gregory, as applicable, and (b) a letter from the chief financial officer, treasurer or chief accounting officer of Group or Gregory, as applicable, certifying to the best knowledge of such officer, that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing;

            (ii) As soon as available and in any event within 95 days after the end of each fiscal year of Group and Gregory, (a) a copy of (A) the consolidated balance sheet of Group and its consolidated Subsidiaries and (B) the unaudited balance sheet of Gregory, in each case as at the end of such fiscal year, together with the related statements of earnings and stockholders' equity for such fiscal year, each prepared in accordance with GAAP applied consistently throughout the periods reflected therein (Group's consolidated balance sheet and such related statements to be certified without any Impermissible Qualification by independent certified public accountants of nationally recognized standing), and (b) a letter from the chief financial officer, treasurer or chief accounting officer of Group or Gregory, as applicable, certifying to the best knowledge of such officer, that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing, in each case as at the end of each such fiscal year and the date of delivery of such letter;

            (iii) As to the Servicer only, as soon as available and in any event not later than (a) the Monthly Report Date for each month, a Monthly Report as of the last day of the most recently ended Fiscal Month or, within ten Business Days of a request by the Agent, a Monthly Report for such periods as is specified by the Agent and (b) not later than the Weekly Report Date commencing on November 3, 2000 and on each Weekly Report Date thereafter, for each week, a Weekly Report reflecting information as of the last day of the prior week;

            (iv) Promptly after the sending or filing thereof, copies of all reports that Group sends to any of its security holders, and copies of all reports and registration statements that Group or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

            (v) Promptly after the filing or receiving thereof, copies of all reports and notices that Group or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on Group and/or any such Affiliate;

            (vi) Promptly after Gregory obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between Gregory or any of its Affiliates and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries which would have a Material Adverse Effect; or (C) litigation or proceeding relating to any Transaction Document;

            (vii) As soon as available, a revised list of Fiscal Months as may be necessary to update Schedule III from time to time;

            (viii)Such other information respecting the Receivables or the condition or operations, financial or otherwise, of Gregory or any of its Affiliates as the Agent may from time to time reasonably request.

      3. Separate Existence. Each of the Seller and Gregory hereby acknowledges that the Purchasers and the Agent and the Co-Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Gregory and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Gregory shall take all steps specifically required by the Agreement or reasonably required by the Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Gregory and any other Person, and is not a division of Gregory, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Gregory shall take such actions as shall be required in order that:

            (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in, Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

            (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

            (c) Not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not and has not been at any time during the preceding five years a direct, indirect or beneficial stockholder, officer, director, employee, creditor, affiliate, associate or supplier of Gregory or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

            (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Gregory or any Affiliate thereof;

            (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

            (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant to the Agreement. The Seller will not incur any material indirect or overhead expenses for items shared with Gregory (or any other Affiliate of Group) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Group shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

            (g) The Seller's operating expenses will not be paid by Gregory or any other Affiliate thereof;

            (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

            (i) The Seller's books and records will be maintained separately from those of Gregory and any other Affiliate thereof;

            (j) All financial statements of Gregory or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of Warnaco, and (ii) Gregory has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

            (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Gregory or any Affiliate thereof;

            (l) The Seller will strictly observe corporate formalities in its dealings with Gregory or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Gregory or any Affiliate thereof. The Seller shall not maintain joint bank accounts or other depository accounts to which Gregory or any Affiliate thereof (other than Gregory in its capacity as the Servicer) has independent access. The Seller will not guarantee the obligations of any Person, and no Person will guarantee the obligations of the Seller. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

            (m) The Seller will maintain arm's-length relationships with Gregory (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor Gregory will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Gregory will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

            (n) Gregory shall not pay the salaries of Seller's employees, if any.

                                 EXHIBIT V
                             TERMINATION EVENTS


      Each of the following shall be a "Termination Event":

      (a) (i) the Seller shall fail to make the payment or deposit required to be made pursuant to Section 1.7(g), (ii) the Seller, Gregory, any Originator or the Servicer shall fail to make when due any other payment or deposit to be made by it under the Agreement or any other Transaction Document within three Business Days of the date on which such other payment or deposit is due, or (iii) the Seller, Gregory, any Originator or the Servicer (if Gregory or any Affiliate of Group) shall fail to perform or observe in any material respect any other term, covenant or agreement under the Agreement or any other Transaction Document and such failure shall continue for 10 Business Days after the Seller, such Originator or the Servicer shall have obtained actual knowledge or notice thereof;

      (b) Gregory (or any Affiliate of Group) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Gregory (or such Affiliate) then has as Servicer;

      (c) any representation or warranty made or deemed made by the Seller, any Originator or Gregory (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report (including any Monthly Report and Weekly Report) delivered by the Seller or any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered which in the sole judgment of the Agent and the Co-Agent, acting together, has had or is reasonably likely to have a Material Adverse Effect;

      (d) the Servicer shall fail to deliver any Monthly Report on the related Monthly Report Date, and such failure shall remain unremedied for five Business Days, or the Servicer shall fail to deliver any Weekly Report on the related Weekly Report Date.

      (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of such Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interests of the Purchasers with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim,

      (f) the Seller, Gregory or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Gregory or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Gregory or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

      (g) (i) the average of the Default Ratios for any three consecutive Fiscal Months shall exceed 9.0% or (ii) the average of the Dilution Ratios for any three consecutive Fiscal Months shall exceed 35.0%, (iii) the average of the Loss-to-Liquidation Ratios for any three consecutive Fiscal Months shall exceed 11.0% or (iv) the greatest average of the Delinquency Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months shall exceed 9.0%;

      (h)   a Change in Control shall occur;

      (i) at any time, the sum of (a) the Aggregate Capital and Total Reserves under this Agreement exceeds the sum of (x) the Net Receivables Pool Balance and (y) the aggregate Purchasers' Share of Collections then on deposit in the Collection Account (other than amounts set aside therein in respect of Discount, Fees and Servicing Fee), and such condition shall continue unremedied for one Business Day;

      (j) any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or reimbursement amount (or, in the case of any Hedge Agreement, its Agreement Value) of (i) with respect to any Covered Facility, at least $5,000,000 or (ii) with respect to any other Debt, at least $20,000,000 in the aggregate; in any case either individually or in the aggregate of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt as specified in clause
(ii) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt as specified in clause (ii) or otherwise to cause, or to permit the holder thereof to cause, such Debt as specified in clause (ii) to mature; or any such Debt as specified in clause (ii) shall be declared to be due and payable or is then required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt as specified in clause (ii) shall be then required to be made, in each case prior to the stated maturity thereof; or

      (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim pursuant to the Internal Revenue Code with regard to any of the assets of Seller or Gregory or any ERISA Affiliate, or (iii) the Pension Benefit Guaranty Corporation shall file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of Seller, Gregory or any ERISA Affiliate.